Exhibit 99.1

Press Release
For Further Information Contact:

INVESTORS Chris Hall (717) 214-8834 or investor@riteaid.com	MEDIA Karen Rugen (717) 730-7766

RITE AID COMPLETES COMPREHENSIVE PLAN TO REFINANCE ACCOUNTS
RECEIVABLE SECURITIZATION FACILITIES

CAMP HILL, PA, October 26, 2009 - Rite Aid Corporation (NYSE: RAD) announced today the successful completion of its previously announced comprehensive plan to refinance its existing first lien accounts receivable securitization facility and second lien accounts receivable securitization facility due September 2010. As of October 23, 2009, there was $475 million outstanding under the securitization facilities.  The refinancing consists of an offering of $270 million aggregate principal amount of 10.250% senior secured notes due 2019 (with a yield to maturity of 10.375%, based on an offering price of 99.242% per note), commitments to increase the maximum borrowing capacity under Rite Aid's existing senior secured revolving credit facility from $1.0 billion to $1.175 billion, and an increase in borrowings under Rite Aid's existing $525 million senior secured term loan due June 2015 by $125 million to $650 million.  As a result of the refinancing, Rite Aid has refinanced all of its September 2010 debt maturities.

The notes are unsecured, unsubordinated obligations of Rite Aid Corporation and are guaranteed by substantially all of Rite Aid's subsidiaries.  The guarantees are secured on a second lien basis.  The notes and the related subsidiary guarantees were offered in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and outside the United States pursuant to Regulation S under the Securities Act.  The notes and the related subsidiary guarantees have not been registered under the Securities Act and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements.

Rite Aid is one of the nation's leading drugstore chains with more than 4,800 stores in 31 states and the District of Columbia and fiscal 2009 annual sales of more than $26.3 billion.  Information about Rite Aid, including corporate background and press releases, is available through Rite Aid's website at www.riteaid.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

This press release may contain forward-looking statements which are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements include our high level of indebtedness; our ability to make interest and principal payments on our debt and satisfy the other covenants contained in our senior secured credit facility and other debt agreements; general economic conditions, inflation and interest rate movements; our ability to improve the operating performance of our stores in accordance with our long term strategy; our ability to realize same store sales growth; our ability to hire and retain pharmacists and other store personnel; the efforts of private and public third-party payors to reduce prescription drug reimbursements and encourage mail order; competitive pricing pressures, including aggressive promotional activity from our competitors; decisions to close additional stores and distribution centers, which could result in further charges to our operating statement; our ability to manage expenses; our ability to realize the benefits from actions to further reduce costs and investment in working capital; continued consolidation of the drugstore industry; changes in state or federal legislation or regulations; and the outcome of lawsuits and governmental investigations. Consequently, all of the forward-looking statements made in this press release are qualified by these and other factors, risks and uncertainties. Readers are also directed to consider other risks and uncertainties discussed in documents filed by Rite Aid with the Securities and Exchange Commission. Forward-looking statements can be identified through the use of words such as "may", "will", "intend", "plan", "project", "expect", "anticipate", "could", "should", "would", "believe", "estimate", "contemplate", and "possible".

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